UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2021

QUANTUM-SI INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-39486	85-1388175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Old Whitfield Street Guilford, Connecticut (Address of principal executive offices)		06437 (Zip Code)

Registrant’s telephone number, including area code: (203) 458-7100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	QSI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	QSIAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2021, the Board of Directors (the “Board”) of Quantum-Si Incorporated (the “Company”) adopted the Quantum-Si Incorporated Executive Severance Plan (the “Severance Plan”). Current participants in the Severance Plan include the Company’s Chief Executive Officer and its other executive officers.

Under the Severance Plan, if the Company terminates a participant’s employment without cause (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:

•	Severance payable in the form of salary continuation or a lump sum payment. The severance amount is equal to participant’s then-current base salary times a multiplier determined based on the participant’s title or role with the Company.

•	The portion of any outstanding unvested equity award that would vest on an annual cliff vesting date in accordance with the terms of the award during the three months following the participant’s termination date will become fully vested as of the date the termination of such participant’s employment becomes effective. If the Chief Executive Officer is terminated without cause or resigns with good reason (as defined in the Severance Plan) prior to January 7, 2022, his equity award that is scheduled to vest in accordance with the terms of the award as to 25% of the award on January 7, 2022 will become vested as to 25% of the award as of the date the termination of the Chief Executive Officer’s employment becomes effective.

•	The Company will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) during the severance period.

Under the Severance Plan, if the Company terminates a participant’s employment without cause or a participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:

•	Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier determined based on the participant’s title or role with the Company.

•	The Company will pay for company contribution for continuation coverage under COBRA during the severance period.

•	Any outstanding unvested equity awards held by the participant under any then-current outstanding equity incentive plan(s) will become fully vested as of the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by the Company.

The foregoing summary of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, on June 29, 2021, the Board approved an increase in annual base salary effective as of July 1, 2021 for John Stark, the Company’s Chief Executive Officer, from $350,000 to $500,000. In addition, the Board approved an increase to Mr. Stark’s target annual performance bonus payment commencing with 2021 performance from 60% to 100% of his base salary. Bonus payments will be based upon the achievement of corporate and/or individual performance goals as determined by the Board or Compensation Committee of the Board.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Quantum-Si Incorporated Executive Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM-SI INCORPORATED

By:	/s/ John Stark
Name:	John Stark
Title:	Chief Executive Officer

Date:	July 6, 2021